UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2010
APACHE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
(Address of principal executive offices, including zip code)
(713) 296-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-1.1.
EX-4.1
EX-5.1
EX-99.1

Item 1.01	Entry into a Material Definitive Agreement
Underwriting Agreement
     On August 17, 2010, Apache Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Company and Banc of America Securities LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein (the “Underwriters”), with respect to the purchase and sale of $1,500,000,000 aggregate principal amount of 5.100% notes due 2040 (the “Notes”). The securities sold pursuant to the Underwriting Agreement were registered under the Company’s registration statement on Form S-3 (File No. 333-155884), which became automatically effective on December 2, 2008. The closing of the sale of the Notes occurred on August 20, 2010. The net proceeds from the Offering, after deducting the underwriting discount and estimated offering expenses, were approximately $1.47 billion.
     The terms of the Notes are governed by the Indenture, dated as of February 15, 1996, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor-in-interest to JP Morgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated November 5, 1996, between the Company and the Trustee.
     The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the respective Underwriters against certain liabilities arising out of or in connection with sale of the Notes and for customary contribution provisions in respect of those liabilities.
     The foregoing summary of the material terms of the Underwriting Agreement and the transaction contemplated thereby is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.
     The Underwriting Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms and is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations,warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
     The Underwriters and their affiliates have provided and in the future may continue to provide various financial advisory, cash management, investment banking, commercial banking and other financial services, including the provision of credit facilities, to the Company in the ordinary course of business for which they have received and will continue to receive customary compensation.

Item 7.01.	Regulation FD Disclosure
     The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as set forth by specific reference in such filing.
     On August 20, 2010, the Company issued a press release announcing the closing of the Offering, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

1.1	Underwriting Agreement, dated August 17, 2010, among Apache Corporation and Banc of America Securities LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

4.1	Form of 5.100% Notes due 2040.

5.1	Opinion of Bracewell & Giuliani LLP.

23.1	Consent of Bracewell & Giuliani LLP (included in Exhibit 5.1).

99.1	Press release of Apache Corporation, dated August 20, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION
Dated: August 20, 2010	By:	/s/ Matthew W. Dundrea
Matthew W. Dundrea
Vice President and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement, dated August 17, 2010, among Apache Corporation and Banc of America Securities LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

4.1	Form of 5.100% Notes due 2040.

5.1	Opinion of Bracewell & Giuliani LLP.

23.1	Consent of Bracewell & Giuliani LLP (included in Exhibit 5.1).

99.1	Press release of Apache Corporation, dated August 20, 2010.

5